Exhibit 99.1

Press Release
www.shire.com

SHIRE ANNOUNCES CASH TENDER OFFERS FOR UP TO

$2,250,000,000 OUTSTANDING PRINCIPAL AMOUNT OF NOTES

Dublin, Ireland – August 24, 2018 – Shire plc (LSE: SHP and NASDAQ: SHPG) (“Shire”), Baxalta Incorporated, a Delaware corporation and wholly-owned subsidiary of Shire (“Baxalta”), and Shire Acquisitions Investments Ireland DAC, an Irish designated activity company and wholly-owned subsidiary of Shire (“SAIIDAC” and, together with Baxalta, the “Offerors”), announced today that the Offerors have commenced cash tender oﬀers (collectively, the “Tender Oﬀers,” and each oﬀer to purchase a series of notes individually, a “Tender Oﬀer”) to purchase up to $2,250,000,000 aggregate principal amount (the "Aggregate Maximum Purchase Amount") of Baxalta’s outstanding 2.875% Senior Notes due 2020, 3.600% Senior Notes due 2022, 4.000% Senior Notes due 2025 and 5.250% Senior Notes due 2045 and SAIIDAC’s outstanding 3.200% Senior Notes due 2026 (collectively, the “Notes”). Baxalta is the Offeror for the notes issued by it, and SAIIDAC is the Offeror for the notes issued by it.

The Tender Offers are not conditioned upon a minimum amount of Notes of any series, or a minimum amount of Notes of all series, being tendered. However, the Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the closing of, and receipt by Shire of the cash proceeds from, the sale of Shire’s Oncology business.

The following table sets forth certain terms of the Tender Offers:

Issuer	Series of Notes	CUSIP/ISIN Number			Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Early Tender Premium (per $1,000)	Fixed Spread (basis points)
		144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Global CUSIP/ISIN Number
Baxalta	2.875% Senior Notes Due 2020	07177M AC7 / US07177MAC73	U07237 AB3 / USU07237AB34	07177MAD5/ US07177MAD56	$1,000,000,000	1	2.625% U.S.T. due July 31, 2020	FIT1	$30	30 bps
	3.600% Senior Notes Due 2022	07177M AK9 / US07177MAK99	U07237 AF4 / USU07237AF48	07177MAL7/ US07177MAL72	$500,000,000	1	2.750% U.S.T. due July 31, 2023	FIT1	$30	65 bps
	4.000% Senior Notes Due 2025	07177M AA1 / US07177MAA18	U07237 AA5 / USU07237AA50	07177MAB9/ US07177MAB90	$1,750,000,000	1	2.875% U.S.T. due August 15, 2028	FIT1	$30	90 bps
	5.250% Senior Notes Due 2045	07177M AE3 / US07177MAE30	U07237 AC1 / USU07237AC17	07177MAN3/ US07177MAN39	$1,000,000,000	1	3.125% U.S.T. due May 15, 2048	FIT1	$30	155 bps
SAIIDAC	3.200% Senior Notes Due 2026	82481L AD1 / US82481LAD10			$3,000,000,000	2	2.875% U.S.T. due August 15, 2028	FIT1	$30	125 bps
(1)	The applicable page on Bloomberg from which the Dealer Managers will quote the bid side prices of the applicable U.S. Treasury Security.

The Tender Oﬀers will expire at 11:59 p.m., New York City time, on September 21, 2018 (such date and time with respect to a Tender Oﬀer, as it may be extended for such Tender Oﬀer, the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. Tendered Notes may be withdrawn from the applicable Tender Oﬀer at or prior to, but not after, 5:00 p.m., New York City time, on September 7, 2018 (such date and time with respect to a Tender Oﬀer, as it may be extended for such Tender Oﬀer, the “Withdrawal Deadline”). Holders of Notes who tender their Notes after the Withdrawal Deadline, but prior to the Expiration Date, may not withdraw their tendered Notes, except for certain limited circumstances where additional withdrawal rights are required by law.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Subject to the terms and conditions of the Tender Offers, the consideration for each $1,000 principal amount of Notes validly tendered at or prior to 5:00 p.m., New York City time, on September 7, 2018 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Early Tender Date”) and accepted for purchase pursuant to the Tender Offers will be a price determined in the manner described in the Offer to Purchase by reference to the fixed spread specified for the applicable series of Notes in the table above over the yield based on the bid side price of the applicable U.S. Treasury Security set forth in the table above for each series of Notes, as calculated by the Dealer Managers (as defined below) at 10:00 a.m., New York time, on September 10, 2018 (unless such time is extended) (the “Total Consideration”). The Total Consideration with respect to each series of Notes so calculated includes an “Early Tender Premium” equal to the applicable amount set forth in the table above. Holders of Notes validly tendered after the Early Tender Date, but at or prior to the Expiration Date, and accepted for purchase pursuant to the Tender Offers will receive the applicable Total Consideration minus the applicable Early Tender Premium (the “Tender Offer Consideration”). No tenders will be valid if submitted after the Expiration Date.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Notes accepted for purchase pursuant to the Tender Offers will, on the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable, also receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable.

Subject to the Aggregate Maximum Purchase Amount and proration as described in the Offer to Purchase, the amount of a series of Notes that is purchased in the Tender Offers on any Settlement Date (as defined below) will be based on the order of priority (the “Acceptance Priority Level”) for such series of Notes set forth in the table above. Therefore, all Notes validly tendered at or prior to the Early Tender Date having a higher Acceptance Priority Level will be accepted for purchase before any Notes validly tendered at or prior to the Early Tender Date having a lower Acceptance Priority Level are accepted for purchase, and all Notes validly tendered after the Early Tender Date having a higher Acceptance Priority Level will be accepted for purchase before any Notes validly tendered after the Early Tender Date having a lower Acceptance Priority Level are accepted for purchase. In addition, Notes validly tendered at or prior to the Early Tender Date will have priority in acceptance over Notes validly tendered after the Early Tender Date. As a result, even if the Tender Offers are not fully subscribed as of the Early Tender Date, subject to the Aggregate Maximum Purchase Amount, Notes validly tendered at or prior to the Early Tender Date will be accepted for purchase before any Notes validly tendered after the Early Tender Date are accepted for purchase, even if such Notes validly tendered after the Early Tender Date have a higher Acceptance Priority Level than Notes validly tendered at or prior to the Early Tender Date. Therefore, if the aggregate principal amount of Notes validly tendered at or prior to the Early Tender Date equals or exceeds the Aggregate Maximum Purchase Amount, the Offerors will not accept for purchase any Notes tendered after the Early Tender Date. Additional information about the application of the Aggregate Maximum Purchase Amount, Acceptance Priority Levels and proration is set forth in the Offer to Purchase. Each Tender Offer is a separate offer, and each Tender Offer may be individually amended, extended, terminated or withdrawn without amending, extending, terminating or withdrawing any other Tender Offer.

The Notes accepted for purchase on any Settlement Date will be accepted for purchase in accordance with their Acceptance Priority Levels (with the Priority 1 Notes having a higher Acceptance Priority Level than the Priority 2 Notes), provided that the Offerors will only accept for purchase Notes having an aggregate principal amount up to the Aggregate Maximum Purchase Amount. The Offerors reserve the right, in their sole discretion, to increase or decrease the Aggregate Maximum Purchase Amount without extending the Early Tender Date or the Withdrawal Deadline or otherwise reinstating withdrawal rights for any Tender Offer, subject to compliance with applicable law, which could result in the Offerors purchasing a greater or lesser amount of Notes in the Tender Offers. If the Aggregate Maximum Purchase Amount changes, the Offerors do not expect to extend the Withdrawal Deadline, subject to applicable law.

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Each Offeror reserves the right, in its sole discretion, at any point following the Early Tender Date and prior to the Expiration Date, to accept for purchase any Notes validly tendered at or prior to the Early Tender Date (the date of such acceptance and purchase, the “Early Settlement Date”), subject to the Aggregate Maximum Purchase Amount, the Acceptance Priority Levels and proration as described in the Offer to Purchase. The Early Settlement Date will be determined at the applicable Offeror’s option, assuming the conditions to the Tender Offers have been either satisfied or waived by the Offerors at or prior to the Early Settlement Date. If either Offeror elects to have an Early Settlement Date, it will accept Notes validly tendered at or prior to the Early Tender Date, subject to the Aggregate Maximum Purchase Amount, the Acceptance Priority Levels and proration as described in the Offer to Purchase. Irrespective of whether an Offeror chooses to exercise its option to have an Early Settlement Date, it will purchase any remaining Notes that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offers having been either satisfied or waived by such Offeror, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the Aggregate Maximum Purchase Amount, the Acceptance Priority Levels and proration as described in the Offer to Purchase. The Final Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offers have been either satisfied or waived by the Offerors at or prior to the Expiration Date and Notes having an aggregate principal amount equal to the Aggregate Maximum Purchase Amount have not been purchased on the Early Settlement Date.

The Tender Offers are being made, and are subject to, the terms and conditions set forth in the Offer to Purchase and related Letter of Transmittal, each dated August 24, 2018. Capitalized terms used in this announcement but not defined have the meaning given to them in the Offer to Purchase.

Citigroup Global Markets Limited and Morgan Stanley & Co. LLC are acting as dealer managers (collectively, the “Dealer Managers”) in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Citigroup Global Markets Limited at (800) 558-3745 (U.S. toll-free) or (212) 723-6106 (U.S. collect) or +44 20 7986 8969 (London) or by e-mail at liabilitymanagement.europe@citi.com or Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect) or +44 20 7677 7799 (London) or by e-mail at liabilitymanagement.europe@morganstanley.com. Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4200 or (collect) (212) 430-3774. The Offer to Purchase, the related Letter of Transmittal and other related materials can also be accessed at the following link: http://www.gbsc-usa.com/Shire/.

None of Shire, the Offerors, their respective boards of directors or officers, the Dealer Managers, the depositary, the information agent or the applicable trustee with respect to a series of Notes, or any of their respective affiliates, makes any recommendation as to whether holders should tender any Notes in response to the Tender Offers. Holders must make their own decision as to whether to participate in the Tender Offers and, if so, the principal amount of Notes to tender. The Tender Offers are made only by the Offer to Purchase and related Letter of Transmittal. This press release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offers. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Oﬀers are required to be made by a licensed broker or dealer, the Tender Oﬀers will be deemed to be made on behalf of each Offeror by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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For further information please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 41 288 41 29
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Scott Burrows	scott.burrows@shire.com	+41 41 288 4195

Media
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

NOTES TO EDITORS

About Shire

Shire is the global biotechnology leader serving patients with rare diseases and specialized conditions. We seek to push boundaries through discovering and delivering new possibilities for patient communities who often have few or no other champions. Relentlessly on the edge of what’s next, we are serial innovators with a diverse pipeline offering fresh thinking and new hope. Serving patients and partnering with healthcare communities in over 100 countries, we strive to be part of the entire patient journey to enable earlier diagnosis, raise standards of care, accelerate access to treatment, and support patients. Our diverse portfolio of therapeutic areas includes Immunology, Hematology, Genetic Diseases, Neuroscience, Internal Medicine, and Ophthalmics.

Championing patients is our call to action - it brings the opportunity - and responsibility - to change people’s lives.

www.shire.com

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning future strategy, plans, objectives, expectations and intentions, projected revenues, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•	Shire’s products may not be a commercial success;
•	increased pricing pressures and limits on patient access as a result of governmental regulations and market developments may affect Shire’s future revenues, financial condition and results of operations;
•	Shire depends on third parties to supply certain inputs and services critical to its operations including certain inputs, services and ingredients critical to its manufacturing processes. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;
•	the manufacture of Shire’s products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to, among other things, significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;
•	the nature of producing plasma-based therapies may prevent Shire from timely responding to market forces and effectively managing its production capacity;

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•	Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;
•	the actions of certain customers could affect Shire’s ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire’s revenues, financial conditions or results of operations;
•	failure to comply with laws and regulations governing the sales and marketing of its products could materially impact Shire’s revenues and profitability;
•	Shire’s products and product candidates face substantial competition in the product markets in which it operates, including competition from generics;
•	Shire’s patented products are subject to significant competition from generics;
•	adverse outcomes in legal matters, tax audits and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;
•	Shire may fail to obtain, maintain, enforce or defend the intellectual property rights required to conduct its business;
•	Shire faces intense competition for highly qualified personnel from other companies and organizations;
•	failure to successfully execute or attain strategic objectives from Shire’s acquisitions and growth strategy may adversely affect Shire’s financial condition and results of operations;
•	Shire’s growth strategy depends in part upon its ability to expand its product portfolio through external collaborations, which, if unsuccessful, may adversely affect the development and sale of its products;
•	a slowdown of global economic growth, or economic instability of countries in which Shire does business, could have negative consequences for Shire’s business and increase the risk of non-payment by Shire’s customers;
•	changes in foreign currency exchange rates and interest rates could have a material adverse effect on Shire’s operating results and liquidity;
•	Shire is subject to evolving and complex tax laws, which may result in additional liabilities that may adversely affect Shire’s financial condition or results of operations;
•	if a marketed product fails to work effectively or causes adverse side effects, this could result in damage to Shire’s reputation, the withdrawal of the product and legal action against Shire;
•	Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire’s revenues, financial condition or results of operations;
•	Shire faces risks relating to the expected exit of the United Kingdom from the European Union;
•	Shire incurred substantial additional indebtedness to finance the Baxalta acquisition, which has increased its borrowing costs and may decrease its business flexibility;
•	the potential uncertainty among our employees, customers, suppliers, and other business partners resulting from the announcement by Takeda Pharmaceutical Company Limited on May 8, 2018 of a recommended offer for Shire under the UK Takeover Code; and

a further list and description of risks, uncertainties and other matters can be found in Shire’s most recent Annual Report on Form 10-K and in Shire’s subsequent Quarterly Reports on Form 10-Q, in each case including those risks outlined in “ITEM1A: Risk Factors”, and in Shire’s subsequent reports on Form 8-K and other Securities and Exchange Commission filings, all of which are available on Shire’s website.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

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